INCORPORATED

NOTICE OF ANNUAL MEETING & PROXY STATEMENT
For the
ANNUAL MEETING OF SHAREHOLDERS
To be held
AUGUST 26, 2004

DIMON INCORPORATED
512 Bridge Street
P. O. Box 681
Danville, Virginia 24543

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME:	Thursday, August 26, 2004 10:00 a.m., Eastern Time

PLACE:	The Carrington Conference Center 503 Bridge Street Danville, VA 24541

ITEMS OF BUSINESS:	1. To elect one director to serve until the 2005 annual meeting and four directors to serve until the 2007 annual meeting, or until the election of their respective successors.

2. To conduct any other business properly raised at the meeting.

WHO MAY VOTE:	Shareholders of record on June 18, 2004.

ANNUAL REPORT:	A copy of our 2004 Annual Report is enclosed and also available online at www.dimon.com.

DATE OF MAILING:	This notice and Proxy Statement are first being mailed to shareholders on or about July 14, 2004.

You are cordially invited to attend our 2004 Annual Meeting.  In addition to the items of business noted above, we will report on the Company’s performance and operations during fiscal 2004 and respond to shareholder questions.

Your vote is very important to us.  Please complete, sign, date and return the enclosed proxy promptly, regardless of whether you plan to attend the meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.  If you are a registered shareholder and attend the meeting, you may revoke the proxy and vote your shares in person.  If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors

/s/ Thomas C. Parrish
_________________________________________________________
Thomas C. Parrish
Secretary

July 14, 2004

DIMON INCORPORATED
512 Bridge Street
P. O. Box 681
Danville, Virginia 24543

PROXY STATEMENT

TABLE OF CONTENTS
Page
Frequently Asked Questions	1
Fiscal Year-End Change	2
Proposal One - Election of Directors (Item 1 on the Proxy Card)	3
Director Biographies	4
Board Meetings	6
Board Committees	6
Governance Matters	8
Shareholder Access to Governance Documents	8
Code of Conduct	8
Corporate Governance Guidelines	9
Governance & Nominating Committee Processes	9
Minimum Director Qualifications	9
Categorical Standards for Director Independence	9
Shareholder Nominations – 2005 Annual Meeting	10
Shareholder Proposals – 2005 Annual Meeting	10
Shareholder Communications with the Board	10
Director Attendance at Annual Meetings of Shareholders	10
Audit Matters	11
Audit Committee Members & Meetings	11
Audit Committee Charter	11
Financial Literacy and Expertise	11
Other Audit Committee Service	11
Audit Committee Functions	11
Audit Committee Report	11
Independent Auditors	12
Policy for Pre-Approval of Audit and Non-Audit Services	12
Audit and Non-Audit Fees	12
Compensation Matters	13
Director Compensation	13
Committee on Executive Compensation Report on Executive Compensation	14
Compensation of Executive Officers	16
Summary Compensation Table	16
Stock Option Grants and Exercises in Last Fiscal Year	17
Equity Compensation Plan Information	18
Employment and Consulting Agreements & Certain Business Relationships	19
Cash Balance Plan	19
Excess Benefit Plan	20
Pension Equalization Plan	20
Supplemental Executive Retirement Plan	21
Stock Ownership	21
Stock Performance Graph	25
Section 16(a) Reporting Compliance	26
Other Matters	26
Annual Report	26
Appendix A: Audit Committee Charter and Mandates	A-1

FREQUENTLY ASKED QUESTIONS

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy for the annual meeting of shareholders to be held on Thursday, August 26, 2004, in order to provide you the opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend the meeting in person.

Who pays for the solicitation of proxies?

DIMON bears the cost of soliciting proxies.  The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to the beneficial owners of stock. The Company may utilize employees to solicit proxies by mail, in person or by telephone. If necessary, the Company may engage the services of a proxy solicitor and would also bear the cost of such firm’s services and out-of-pocket expenses.

What items of business will be conducted at the meeting?
● The election of five members to the Board of Directors: one director to serve until the 2005 annual meeting and four directors to serve until the 2007 annual meeting.

● Any other business properly brought before the meeting.

Who is entitled to vote?

You may vote if you owned shares of DIMON common stock on June 18, 2004, the date established by the Board for determining shareholders entitled to vote at the annual meeting.  On that date, there were 45,161,954 shares of common stock outstanding.  Each share of common stock is entitled to one vote.

Which shares can be voted?
You may vote all shares owned by you as of the close of business on June 18, 2004. This includes:

● Shares held directly in your name as the shareholder of record.

● Shares of which you are the beneficial owner but not the shareholder of record, such as those held for you through a bank, broker or trustee.

What does it mean if I receive more than one proxy card or instruction form?
It means that you have multiple accounts with our transfer agent and/or banks or brokers. Please vote all of the shares.

For assistance consolidating your accounts to the extent possible, you may contact our transfer agent, Wachovia Bank, at 1-800-829-8432.

Will my shares be voted if I do not return my proxy card or instruction form?

If you are a DIMON shareholder whose stock is registered directly in your name with Wachovia Bank, our transfer agent, your shares will only be voted if your proxy is returned or you attend the meeting and vote in person.

If you are a DIMON shareholder whose stock is held through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form.  Brokerage firms have the authority under the New York Stock Exchange (NYSE) rules to vote shares on behalf of their customers on certain “routine” matters.  The election of directors is considered a routine matter for which brokerage firms may vote shares without voting instructions from the customer.

May I vote at the meeting?

If you are a registered shareholder and attend the meeting, you may vote your shares in person.  If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, you must contact your bank or broker and obtain a legal proxy.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

1

Can I change my vote after returning my proxy card or instruction form?

Anyone submitting a proxy may revoke it at any time before it is voted.  A proxy can be changed or revoked by voting in person at the meeting, delivering another later dated proxy, or notifying DIMON’s Corporate Secretary in writing that you want to change or revoke your proxy.  If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, you must contact your bank or broker and obtain a legal proxy.  All signed proxies that have not been revoked will be voted at the meeting.

How many votes are needed to hold the meeting?

A quorum is necessary to conduct business at the annual meeting.  A quorum is a majority of the outstanding shares of DIMON common stock as of June 18, 2004, either present in person or represented by proxy at the meeting.  Abstentions, withheld votes and shares held on record by a broker that are voted on any matter are counted for purposes of establishing a quorum at the meeting.

If a quorum is not present, the meeting may be adjourned from time to time by vote of a majority of the shares present without notice other than announcement at the meeting.

How many votes are needed to elect the nominees for director?

The election of each nominee for director requires a plurality of the votes cast by shareholders entitled to vote at the meeting.  Essentially, this means that the nominees receiving the highest number of “For” votes will be elected as directors.  Since directors are elected by a plurality, abstentions and broker non-votes have no affect on their election (“broker non-votes” are shares held by banks or brokers on behalf of their customers that are not voted).

What if a nominee for director becomes unavailable for election?

In the event that any nominee becomes unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee.  If the Board selects a substitute nominee, shares represented by proxy will be voted for the substitute nominee.

How will proxies be voted on other matters that are properly brought before the meeting?

The Company is not aware of any other business to be presented at the meeting.  However, if any other matter is properly brought before the meeting, the proxies received will be voted on those items in accordance with the discretion of the proxy holders.

Will the directors be present at the meeting?
It is DIMON’s policy that directors attend the annual meetings of shareholders and we currently expect all of our directors to be in attendance at the 2004 Annual Meeting.

Will shareholders have an opportunity to ask questions at the meeting?
Yes. Following the business portion of the meeting, Company representatives will be available to answer shareholder questions.

FISCAL YEAR END CHANGE

Effective with the 2004 fiscal year, DIMON changed its fiscal year-end to March 31.  Information shown in this proxy statement for fiscal year 2004 encompasses the nine months from July 1, 2003 to March 31, 2004.

The primary purpose of the change is to better match the financial reporting cycle with natural global crop cycles for leaf tobacco.  DIMON’s predecessor companies selected the June 30 fiscal year-end many years ago when operations were substantially domestic because it matched the United States crop cycle.  However, given the importance of DIMON’s international operations today, particularly those in South America, a March 31 year-end is a more appropriate fiscal year-end.

DIMON filed its regularly scheduled Quarterly Reports on Form 10-Q during the shortened fiscal year 2004, and a transitional Annual Report on Form 10-K for the shortened fiscal year 2004 covering the nine month period from July 1, 2003 to March 31, 2004.

2

PROPOSAL ONE - ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board of Directors will consist of thirteen directors, divided into three classes as nearly equal in number as possible.  Typically, each class of directors serves for three years and one class is elected at each annual meeting.

The five directors nominated for election at the 2004 annual meeting are Mr. Hans B. Amell, Mr. C. Richard Green, Jr., Mr. Albert C. Monk III, Mr. Norman A. Scher and Mr. Martin R. Wade III.  Each of the nominees is currently a director of DIMON, has been determined by the Board to be independent from management, and has indicated a willingness to serve if elected.

The Company is proposing to reelect the directors whose terms are expiring this year and to change the classes and the expiration of the terms of certain existing directors.  Votes pursuant to the accompanying proxy will be cast for the election of the following nominees to the following classes with terms expiring at the annual meeting of the indicated years:

	Current Standing		If Elected
Nominee	Class	Term Expires	Class	Term Expires
C. Richard Green Jr.	I	2004	I	2007
Albert C. Monk III	I	2004	I	2007
Martin R. Wade	I	2004	I	2007
Hans B. Amell	I	2004	II	2005
Norman A. Scher	II	2005	I	2007

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES.

If all nominees are re-elected to the Board, the director classes after the 2004 annual meeting will be as follows:

	Class I
	Terms expire at 2007 annual meeting
Name	Age	Commencement of Service
C. Richard Green, Jr.	60	2003
Albert C. Monk III	64	1995
Norman A. Scher	66	1995
Martin R. Wade III	55	2001

	Class II
	Terms expire at 2005 annual meeting
Name	Age	Commencement of Service
Hans B. Amell	52	2002
Brian J. Harker	54	1999
Joseph L. Lanier, Jr.	72	1995
William R. Slee	63	2003 *

	Class III
	Terms expire at 2006 annual meeting
Name	Age	Commencement of Service
R. Stuart Dickson	74	1995
Henry F. Frigon	69	1995
John M. Hines	64	1995
James E. Johnson, Jr.	74	1995
Thomas F. Keller	72	1995

* Also served as a director of DIMON from November 1996 to November 1999.

3

DIRECTOR BIOGRAPHIES

Independence

The board has affirmatively determined that each of the directors and nominees listed below, with the exception of Mr. Brian J. Harker, is independent, as that term is defined under the Corporate Governance Standards of the New York Stock Exchange.  The Board has adopted categorical standards to assist it in making its independence determinations and, with the exception of Mr. Harker, each director and nominee listed below meets the categorical standards.

The following information is furnished with respect to the Company’s directors and nominees.

Hans B. Amell
Age 52	Director since 2002	Term expires 2004

Chairman and Chief Strategic Officer of Intrepid Learning Solutions, a corporate training outsourcing company, since January 2003.  Chairman and Chief Executive Officer of Catalyst LLC, a professional services company, from June 1996 to present.

Other directorships: Catalyst LLC; Intrepid Learning Solutions; Platinum Equity Holdings; WaterLife Foundation.

R. Stuart Dickson
Age 74	Director since 1995	Term expires 2006

Chairman of the Executive Committee of Ruddick Corporation, a holding company, since February 1994.

Other directorships: Ruddick Corporation.

Henry F. Frigon
Age 69	Director since 1995	Term expires 2006

Private investor and consultant. Chairman of the Board of CARSTAR, Inc., a collision repair service company, since June 1995. Chief Executive Officer of CARSTAR from June 1998 to February 2000.

Other directorships: Buckeye Technologies Inc; H&R Block Inc; Packaging Corporation of America; Sypris Solutions Inc; Tuesday Morning.

C. Richard Green, Jr.
Age 60	Director since 2003	Term expires 2004

Non-Executive Director of ITC Limited, a company in India engaged in hotels, agricultural exports, and the manufacture of cigarettes and paperboard, since July 1999.  Regional Director of British American Tobacco (BAT), a multinational tobacco company, from January 1999 to April 2002.

Other directorships: ITC Limited.

Brian J. Harker
Age 54	Director since 1999	Term expires 2005

Chairman and Chief Executive Officer of DIMON since March 2003. President and Chief Executive Officer from May 1999 to February 2003. President and Chief Operating Officer from March 1999 to April 1999.

4

John M. Hines
Age 64	Director since 1995	Term expires 2006

Private investor and consultant. Director of Glen Raven, Inc., a private textile manufacturing company, since May 2001. Consultant to DIMON from July 1996 to June 1998. Executive Vice President of DIMON from April 1995 to June 1996.

Other directorships: Glen Raven, Inc.

James E. Johnson, Jr.
Age 74	Director since 1995	Term expires 2006

Retired Partner of Womble Carlyle Sandridge & Rice, PLLC, a law firm. Partner of Womble Carlyle Sandridge & Rice, PLLC, from February 1989 to February 2002.

Thomas F. Keller
Age 72	Director since 1995	Term expires 2006

R. J. Reynolds Professor of Business Administration, Fuqua School of Business, Duke University, since July 1974. Dean, Fuqua School of Business Europe from July 1999 to June 2001.

Other directorships: Biogen Idec Inc; Hatteras Income Securities; Nations Balanced Target Maturity Fund; Nations Funds; Nations Life Goal Fund; Wendy’s International Inc.

Joseph L. Lanier, Jr.
Age 72	Director since 1995	Term expires 2005

Chairman of the Board and Chief Executive Officer of Dan River, Inc., a textile manufacturer, since November 1989. Non-Executive Chairman of the Board of DIMON from May 1999 to February 2003.

Other directorships: Dan River Inc.; Flowers Foods Inc.; Torchmark Corporation.

Albert C. Monk III
Age 64	Director since 1995	Term expires 2004

Retired. Consultant to DIMON from January 2000 to December 2000. Vice Chairman of the Board of DIMON from March 1999 to December 1999. President of DIMON from April 1995 to February 1999.

Norman A. Scher
Age 66	Director since 1995	Term expires 2005

President and Chief Executive Officer of Tredegar Corporation, a manufacturer of plastic films and aluminum extrusions, since September 2001.  Executive Vice President and Chief Financial Officer of Tredegar from July 1989 to September 2001.

Other directorships: Tredegar Corporation.

William R. Slee
Age 63	Director since 2003	Term expires 2005
Director from 1996 – 1999

Vice-Chairman of Singulus Technologies AG, a manufacturer in the optical disc storage industry listed on the German TecDAX, since October 1997.

Other directorships: Ecofin Water & Power Opportunities Plc; Game Group Plc; Singulus Technologies AG.

5

Martin R. Wade III
Age 55	Director since 2001	Term expires 2004

Chief Executive Officer of International Microcomputer Software Inc., a developer and publisher of productivity software in precision design, graphic design and other related business applications, since September 2001. Director, President and Chief Executive Officer of Digital Creative Development Corporation (DC2), a developer of entertainment content companies focusing on broadband content delivery and providing Internet-related business-to-business services, from May 2001 to August 2001. Director and Executive Vice President of DC2 from June 2000 to April 2001. Managing Director of Prudential Securities Inc., a global securities firm, from May 1998 to June 2000.

Other directorships: Energy Transfer Group; International Microcomputer Software Inc.; Nexmed.

BOARD MEETINGS

Four regular meetings of the Company’s Board of Directors were held during fiscal year 2004. Each director attended at least 75 percent of the aggregate of all meetings held by (1) the full board of directors and (2) each committee of the board on which the director served.

DIMON’s non-management directors, all of whom are independent as that term is defined by the Corporate Governance Standards of the New York Stock Exchange, meet regularly in executive session.  In accordance with DIMON’s Corporate Governance Guidelines, the Lead Independent Director presides at all executive sessions of non-management directors.  Mr. Joseph L. Lanier, Jr. is currently DIMON’s Lead Independent Director.  The Board makes the Lead Independent Director determination annually in conjunction with the committee assignments.

BOARD COMMITTEES

The Board has standing Audit, Executive, Executive Compensation and Governance & Nominating Committees.  The Governance & Nominating Committee previously was known as the Nominating Committee.  The Committee’s name has been changed to more accurately reflect its duties and responsibilities. The Finance Committee was dissolved during fiscal year 2004.

Each of the Audit, Executive Compensation, and Governance & Nominating Committees operates under a charter approved by the Board.  The Audit Committee Charter is attached as Appendix A.  The charters of the Committee on Executive Compensation and the Governance & Nominating Committee are available on our website, www.dimon.com.  All members of the Audit, Executive Compensation, and Governance & Nominating Committees meet the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual.

6

The following table provides an overview of the membership, responsibilities and number of meetings held in fiscal year 2004 for each committee of the Board.

Name of Committee & Members	Responsibilities *	No. Meetings

Audit
Thomas F. Keller, Chair C. Richard Green, Jr. James E. Johnson, Jr. Martin R. Wade III	Oversee financial reporting, policies and procedures.	8

	Select, oversee, evaluate, compensate and replace independent auditors.

	Oversee internal audit function.

	Evaluate adequacy and effectiveness of internal controls and risk management policies.

	Oversee compliance with legal and regulatory requirements.

	Provide for the receipt, retention and treatment of concerns and complaints regarding internal accounting controls or auditing matters.

	Prepare an audit committee report for inclusion in the annual proxy statement.

Executive
Joseph L. Lanier, Jr., Chair Brian J. Harker Albert C. Monk III	Generally empowered to act with the authority of the full board when the full board is not in session.	0

Norman A. Scher, Chair R. Stuart Dickson Joseph L. Lanier, Jr.	Review and approve incentive compensation and equity-based plans, consistent with shareholder approved plans.	2
	Where appropriate, make recommendations to the Board with respect to new incentive compensation plans and equity based plans for Board or shareholder approval.

	Review and approve salaries and incentive awards of executive officers.

	Review and approve corporate goals and objectives relevant to CEO compensation.

	Evaluate CEO performance.

	As a Committee, or together with the other independent directors, as directed by the Board, set CEO compensation, including base salary and incentive awards.

	Prepare compensation committee report on executive compensation for inclusion in the annual proxy statement.

7

	Name of Committee & Members	Responsibilities *	No. Meetings

	Governance & Nominating
	Henry F. Frigon, Chair	Analyze structure, size and composition of Board.	3
	R. Stuart Dickson
	Joseph L. Lanier, Jr.	Develop and monitor use of director selection criteria.
	Norman A. Scher
		Identify and recruit qualified director candidates; receive recommendations of potential nominees; recommend to the Board the nominees for election at the Annual Meeting of Shareholders.

		Recommend Corporate Governance Guidelines to the Board.

		Oversee adoption and periodic review of committee charters.

		Recommend to the Board removal of a director when appropriate.

		Annually recommend to the Board directors to serve as Chairman, Lead Independent Director, committee chairs and committee members.

		Recommend to the Board the retirement policy and remuneration of non-employee directors.

		Provide for Board and committee self-evaluations. Report to the Board conclusions regarding the effectiveness and performance of the Board.

*

A complete description of the responsibilities of the Audit, Executive Compensation, and Governance & Nominating  Committees can be found in the Committee Charters which are available on our website at www.dimon.com.

GOVERNANCE MATTERS

The Board fosters and encourages a corporate environment of strong disclosure controls and procedures, including internal controls, fiscal accountability, high ethical standards and compliance with applicable policies, laws and regulations.  Re-examining Company practices and setting new standards is an ongoing process.  Similarly, the area of corporate governance continues to evolve.  Therefore, the Board fully expects its governance practices and documents to be reviewed and modified as needed upon the recommendation of the Governance & Nominating Committee.

Shareholder Access to Governance Documents

Website

All of the Company’s governance-related documents are available on its website at www.dimon.com.  Available documents include the Company’s Corporate Governance Guidelines, Code of Conduct, and charters of the Audit, Executive Compensation, and Governance & Nominating Committees.  When changes are made to any of these documents, updated copies are posted on the website as soon as practical thereafter.

Written Request

Copies of the Company’s governance documents are also available, free of charge, by written request addressed to: Corporate Secretary, DIMON Incorporated, 512 Bridge Street, Danville, VA 24541.

Code of Conduct

DIMON’s Code of Conduct, formerly the Compliance Guide, was first adopted in 1997 and predates the NYSE requirement.  The Code of Conduct is our guide to ethical and lawful conduct.  It clearly defines the Company’s expectations for legal and ethical behavior on the part of every DIMON director, officer and employee.

8

The Code of Conduct also governs DIMON’s principal financial officer and principal accounting officer. It is designed to deter wrongdoing and promote honest and ethical conduct in all aspects of the Company’s affairs.

Any waiver of the Code of Conduct, for any director, officer or employee, would require approval by the Board of Directors and would be disclosed immediately thereafter to shareholders via the Company’s website, www.dimon.com.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines effective April 1, 2004.  The Guidelines, in conjunction with the charters of key Board committees, inform shareholders, employees, customers and other constituents of the Board’s principles as a governing body.

Governance & Nominating Committee Processes

DIMON’s Board of Directors has a Governance & Nominating Committee that is composed entirely of independent directors and governed by a charter.  The Committee charter is available on the Company’s website, www.dimon.com.  As stated in the charter, it is the responsibility of the Committee to identify and evaluate potential candidates to serve on the Board.  Candidates may be identified through a variety of means, including professional or personal contacts of directors, shareholder recommendations, or a third party firm engaged in the recruitment of directors.

Candidates are assessed by the Committee in view of the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines.  Candidate assessment begins with a review of the candidate’s background, education, experience and other qualifications.  Candidates viewed favorably by the Committee then meet, either individually or collectively, with the Chairman of the Board, the Chair of the Governance & Nominating Committee, and other directors as appropriate, prior to being recommended for election to the Board.

The invitation to join the Board of Directors is extended only after a candidate’s qualifications have been reviewed by the Committee, the Committee has formally recommended the candidate to the Board for approval, and the Board has approved the candidate’s election by a majority vote.  Invitations are extended on behalf of the Board by the Chairman.

The Committee may engage the services of a third party to assist in the recruitment of directors as necessary. To date, the Committee has not engaged the services of such a firm.

Minimum Director Qualifications

In order to qualify for service on the DIMON Incorporated Board of Directors, an individual must possess the following characteristics: integrity; international business experience; the ability to actively participate in and contribute to the deliberations of the Board; the capacity and desire to represent the balanced, best interests of the shareholders; and sufficient time available to devote to the responsibilities of a director.  Determination of whether an individual meets these qualifications are made in the business judgment of the Board.

Categorical Standards for Director Independence

For a director to be deemed “independent,” the Board of Directors of DIMON must affirmatively determine that the director has no material relationship with DIMON either directly or as a partner, shareholder or officer of an organization that has a relationship with DIMON.  In making this determination, the Board applies the following standards:

●

A director who is an employee, or whose immediate family member is an executive officer, of DIMON, is not independent until three years after the end of such employment relationship.  Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

●

A director who receives (or whose immediate family member, serving as an executive officer, receives) more than $100,000 per year in direct compensation from DIMON is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service).  Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

●

A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of DIMON is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

9

●

A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of DIMON’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

●

A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, DIMON for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Shareholder Nominations – 2005 Annual Meeting

Shareholders may propose nominees for consideration by the Governance & Nominating Committee.  The Company’s Bylaws mandate that certain procedures and deadlines be adhered to in order for nominations to be considered:

● Nominations must be sent to the Corporate Secretary, DIMON Incorporated, 512 Bridge Street, Danville, Virginia, 24541.

● Nominations must include, to the extent known by the nominating shareholder: the nominee’s name, age, address, principal occupation.

● Nominations must include the nominating shareholder’s name, address and number of shares owned.

● Nominations for the 2005 Annual Meeting must be received not earlier than June 12, 2005 nor later than July 7, 2005.

The Governance & Nominating Committee will consider all nominations that are received from shareholders in accordance with the stated guidelines.  Shareholder nominations will be evaluated in view of the current composition of the Board and the responsibilities, qualifications and independence requirements set forth in the Corporate Governance Guidelines.  The Committee will thereafter make its recommendation to the Board as to whether a candidate should be nominated for election to the Board.

Shareholder Proposals – 2005 Annual Meeting

To be considered for inclusion in the Company’s Proxy Statement for the 2005 Annual Meeting, shareholder proposals must be submitted in writing to the Corporate Secretary, DIMON Incorporated, 512 Bridge Street, Danville, Virginia, 24541, by March 16, 2005.  Shareholder proposals must be submitted in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, the laws of the Commonwealth of Virginia, and the Bylaws of the Company.

Shareholder Communications with the Board

Shareholders may communicate with the Board of Directors, any committee of the Board, the Lead Independent Director or any individual director as appropriate.  Shareholder communications must be made in writing to the Corporate Secretary, DIMON Incorporated, 512 Bridge Street, Danville, Virginia 24543.  The Secretary will determine in his good faith judgment, as instructed by the Board, which shareholder communications to relay to the applicable directors.

See Shareholder Nominations and Shareholder Proposals for guidelines specific to those types of communications with the Board.

Director Attendance at Annual Meetings of Shareholders

It is our policy that directors attend the annual meetings of shareholders. Twelve of the thirteen directors then in office attended last year’s annual meeting.

10

AUDIT MATTERS

Audit Committee Members & Meetings

DIMON’s Board of Directors has an Audit Committee that is composed of Dr. Keller (Chairman) and Messrs. C. R. Green, Johnson and Wade.  The Board has determined that each of the Audit Committee members meets the requirements for independence set forth by the New York Stock Exchange in Section 303A.02 of the Listed Company Manual and by the SEC in Exchange Act Rule 10A-3.  The Committee met eight times during fiscal year 2004.

Audit Committee Charter

The Audit Committee is governed by a written charter adopted by the Board of Directors.  The Audit Committee charter is available on the Company’s website, www.dimon.com, and is also attached as Appendix A.

Financial Literacy and Expertise

The Board, upon recommendation of the Governance & Nominating Committee, has determined that each member of the Audit Committee is financially literate, as that term is interpreted by the Board in its business judgment.  The Board has further determined that Dr. Keller meets the requirements of an audit committee financial expert, as that term is defined by the SEC in Item 401(h) of Regulation S-K.  As stated above, Dr. Keller has been determined to be independent from management.

Other Audit Committee Service

The Company currently does not limit the number of audit committees on which its Audit Committee Members may serve.  Dr. Keller currently serves on the audit committees of seven companies (including DIMON).  The Board has determined that Dr. Keller’s audit committee service does not impair his ability to serve on DIMON’s Audit Committee based on the following factors: 1) four of the seven audit committee memberships are with publicly traded closed-end registered investment companies within a single fund complex; 2) the extent of his financial expertise; 3) the time constraints related to his other professional endeavors are minimal.

Audit Committee Functions

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s accounting and financial reporting practices, and the quality and integrity of the Company’s financial reports. This includes the oversight of DIMON’s financial statements provided to any governmental or regulatory body, the public, or other users; the effectiveness of DIMON’s internal control process; and DIMON’s engagement of independent auditors.  The Committee’s functions are described more fully in the section on Board Committees, above, and in the charter attached as Appendix A.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.

The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, including Board Standard No. 1,  and considered whether the provision of non-audit services (as described below under Audit and Non-Audit Fees) is compatible with maintaining the auditors’ independence.

11

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the transitional fiscal year ended March 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee:

Thomas F. Keller, Chairman
C. Richard Green, Jr.
James E. Johnson, Jr.
Martin R. Wade III

Independent Auditors

A representative of Ernst & Young LLP, the Company’s independent auditors for the fiscal year ended March 31, 2004, will be present at the annual meeting, will have an opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

The Board of Directors, upon recommendation of the Audit Committee, has selected Ernst & Young LLP as the Company’s auditors for the fiscal year April 1, 2004 to March 31, 2005.

Policy for Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services include audit services, audit-related services, tax services and other services.  Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget.  The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval before engagement.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting.  The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

The Committee’s pre-approval policy was effective May 6, 2003, as required by the applicable regulations.  All engagements of the independent auditors since that date have been pre-approved by the Committee in accordance with the policy.  The policy has not been waived in any instance.

Audit and Non-Audit Fees

During the fiscal years ended June 30, 2003 and March 31, 2004, Ernst & Young LLP, the Company’s independent auditors, billed the Company the fees set forth below in connection with services rendered:

		FY 2003	FY 2004
		__________________	__________________
	Audit Fees (1)	$1,310,843	$1,838,410
	Audit-Related Fees (2)	13,765	36,402
	Tax Fees (3)	72,154	38,288
	All Other Fees (4)	---	---
		__________________	__________________
	Total	$1,396,762	$1,913,100
		=================	=================
_______________

(1)

Audit Fees.  Audit Fees consist of professional services rendered in the audit of the Company’s annual financial statements, review of the Company’s quarterly financial statements, as well as work that generally

12

only the independent auditor can reasonably be expected to provide, such as comfort letters, statutory audits, attest services, consents and assistance with reporting requirements.

(2)

Audit-Related Fees.  Audit-Related Fees consist of assurance and related services performed by the independent auditor that are reasonably related to the performance of the audit or review of financial statements and may include, among others, employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, and consultation regarding financial accounting and reporting standards.

(3)	Tax Fees. Tax Fees consist of services performed by the independent auditor for tax compliance, tax planning, and tax advice.

(4)	All Other Fees. There were no fees billed or services rendered by Ernst & Young during fiscal years 2003 and 2004 other than those described above.

COMPENSATION MATTERS

Director Compensation

Directors who are employees of the Company or its subsidiaries or who serve as paid consultants to the Company are not compensated for their services as director. Non-employee directors (directors who are neither employees nor paid consultants of the Company) receive an annual cash retainer, as follows:

	Type of Service	Annual Retainers
	Board Member	$20,000
	Audit Committee Chair	+ $5,000
	Committee on Executive Compensation Chair Audit Committee Member	+ $3,000
	Executive Committee Chair Governance & Nominating Committee Chair	+ $2,000

Non-employee directors also receive a fee of $1,500 for each board meeting attended in person or by phone and $1,000 for each committee meeting attended in person or by phone.

Pursuant to the DIMON Incorporated 2003 Incentive Plan (the “2003 Incentive Plan”), non-employee directors may be granted common stock, performance shares, or options to purchase common stock for a per share exercise price equal to the fair market value of one share of common stock on the date of grant.  The 2003 Incentive Plan was approved by shareholders on November 6, 2003 and incorporates the Omnibus Stock Incentive Plan (the “Prior Plan”).  Under the Prior Plan, on August 26, 2003, upon approval by the Board, each non-employee director serving on that date was awarded 2,250 options to purchase common stock for a per share exercise price of $6.95, the closing price of DIMON common stock on the date of grant. Additionally, each non-employee director was awarded 2,250 shares of restricted stock, with the exception of Mr. Lanier, who was awarded 12,250 shares of restricted stock for his service as Non-executive Chairman from May 1999 to March 2003. In total, 27,000 stock options and 37,000 shares of restricted stock were awarded to non-employee directors during fiscal year 2004.  The stock options were immediately exercisable pursuant to the Prior Plan, while the restricted stock had a vesting date of one year from the date of grant.

In addition, DIMON’s non-employee directors are eligible to participate in a Compensation Deferral Plan, which was approved by the Board on June 23, 2003.  A non-employee director may elect to defer all or any portion of the cash or equity based compensation received and have the deferred amount credited to a notional account under the Compensation Deferral Plan.  Cash compensation deferred is adjusted monthly for investment gains and losses using the Lehman Aggregate 20-year Bond Index as a benchmark.  Stock based compensation deferred is adjusted monthly for gains and losses using the month-end closing price of DIMON common stock as a benchmark.  The Compensation Deferral Plan is unfunded.  Withdrawals from the Plan are not permitted until the termination of a participating director’s service on the Board.

13

Committee on Executive Compensation Report on Executive Compensation

Compensation Philosophy and Programs

DIMON’s Committee on Executive Compensation (the Committee) is comprised of three independent directors whose role is to oversee the development and management of total compensation levels and programs for the Company’s executive officers.  The Committee’s principal objectives in fulfilling its role for DIMON include:

● Enhancing the Company’s ability to attract, motivate, and retain highly qualified and knowledgeable executives who are critical to the long-term success of DIMON

● Establishing and maintaining executive compensation levels and programs that are fully competitive with comparable organizations

● Developing and maintaining executive compensation programs that encourage higher levels of job performance through the use of performance-based short- and long-term incentives

● Reinforcing management’s commitment to enhance shareholder value by aligning the interests of key executives with those of the Company’s shareholders

In achieving the above objectives, the Committee reviews extensive survey information on pay levels and compensation practices compiled from time to time with the help of an independent consultant.  The comparison group for competitive compensation information includes the peer companies in the Stock Performance Graph, as well as a broader group of companies with operating characteristics and revenues similar to DIMON.  The Committee strives to provide a direct compensation package to DIMON executives at target performance that is fully competitive with the median total pay packages for the comparison group.  The direct compensation package for DIMON’s executive officers includes base salary, annual incentives, and long-term incentives in the form of stock option and restricted stock grants.

Base Salary

The base salary levels for executive officers other than the Chief Executive Officer (CEO) are established by the Committee and reflect salaries for like positions in the comparison group described above.  The Committee, either as a Committee or together with the other independent directors, as directed by the Board, determines CEO base salary using similar competitive salary information.  DIMON places substantial emphasis on performance-driven pay delivered through short- and long-term incentives, therefore base salary ranges are established such that the range maximum is positioned at approximately the average salary of the broader comparison group. Base salaries are adjusted periodically, based on competitive market changes, individual and corporate performance, modifications in job responsibilities, and the executive’s position within his or her respective salary range.

Annual Incentive

DIMON’s Management Incentive Plan (“MIP”) allows the Committee to provide direct financial incentives in the form of annual cash payments to six executive officers and other officers and key employees upon the achievement of predetermined performance objectives.  At the beginning of each fiscal year, the Committee establishes threshold, target and maximum performance goals for cash incentives to key employees, with the associated opportunities expressed as percentages of base salary.  For fiscal 2004, annual incentives were based 70% on pretax income and 30% on individual performance.  No award is payable unless the pretax income threshold goal is achieved.  The Plan provides for target awards of 65% for the Chairman and Chief Executive Officer, 50% for the President and Chief Operating Officer, and 35% of salary for other key executives, with maximum awards of 130%, 100%, and 70% of salary, respectively.  The annual incentive payouts are made after the end of the fiscal year.

Long-Term Incentives

The Committee’s primary objective in granting stock options and other long-term equity-based incentives is to allow key employees to participate in the success of the Company through stock ownership, to provide a strong direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company.

14

The Committee administers the 2003 Incentive Plan as the principal means to provide long-term incentives to six executive officers, other officers, and key employees.  The Plan permits the Committee to grant stock options, stock appreciation rights (SARs), restricted stock, and performance units to executive officers, other officers, and key employees.  The Company uses both stock options and restricted stock as long-term incentives.  All equity grants are approved by the members of the Committee.  Options are generally granted at fair market value on the date of grant.

Chief Executive Officer Compensation

There was no change in Mr. Harker’s cash compensation during fiscal year 2004.  Mr. Harker was awarded 70,000 stock options with an exercise price of $6.25 per share, which was the Company’s closing stock price on the date of grant.  Mr. Harker also received 72,500 restricted shares.

Deductibility of Executive Compensation under the Internal Revenue Code

Section 162(m) of the Internal Revenue Code, as amended (the Code), restricts the deductibility, for federal income tax purposes, of annual compensation paid to the Chief Executive Officer and each of the four other most highly compensated officers to the extent that such compensation exceeds $1 million or does not qualify as “performance-based” as defined under the code.  In this regard, the Committee’s objective is to obtain the fullest compensation deduction possible while preserving needed flexibility in recognizing and rewarding desired performance.  All compensation provided to executive officers in fiscal year 2004 is believed to be fully deductible.

Committee on Executive Compensation:

Norman A. Scher, Chairman
R. Stuart Dickson
Joseph L. Lanier, Jr.
15

COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table

The following table presents information relating to total compensation for the three fiscal years ended March 31, 2004 and June 30, 2003 and 2002, of the Chief Executive Officer and the four other most highly compensated executive officers of the Company during fiscal year 2004.

Summary Compensation Table
					Long-Term Compensation
					__________________________
		Annual Compensation			Awards
		_________________________________________			__________________________
Name and Principal Position	Fiscal Year (1)	Salary $	Bonus $	Other Annual Compensation $	Restricted Stock (2) $	Options/ SARs #	All Other Compensation (3) $
______________________	_____	______	_______	________________	________	_______	__________________

Brian J. Harker	2004	375,000	0	0	499,375	70,000	130,795
Chairman and	2003	472,917	208,178	0	218,750	70,000	132,541
Chief Executive Officer	2002	443,750	416,681	0	223,200	70,000	133,175
and Director

Steven B. Daniels	2004	262,500	0	0	156,375	20,000	76,036
President and	2003	299,583	86,810	0	46,875	50,000	78,206
Chief Operating Officer	2002	258,750	170,076	0	37,200	45,000	76,835

James A. Cooley	2004	180,000	0	0	121,625	17,500	80,194
Senior Vice President -	2003	227,500	53,918	0	31,250	40,000	81,511
Chief Financial Officer	2002	215,000	141,320	0	37,200	40,000	81,011

H. Peyton Green	2004	175,500	0	0	86,875	12,500	106,151
Executive Vice President -	2003	222,750	52,792	0	31,250	30,000	107,405
Sales Director	2002	214,500	140,991	0	37,200	25,000	106,905

Thomas C. Parrish	2004	150,000	0	0	86,875	12,500	50,082
Senior Vice President -	2003	177,500	40,754	0	15,625	10,000	51,434
Chief Legal Officer &	2002	148,750	83,806	0	0	6,000	47,456
Secretary
___________________

(1)				Fiscal year 2004: July 1, 2003 to March 31, 2004 (9 months). Fiscal year 2003: July 1, 2002 to June 30, 2003. Fiscal year 2002: July 1, 2001 to June 30, 2002.

(2)

The value shown is the number of restricted shares granted during the specified fiscal year times the market price of DIMON stock on the date of grant.  As of March 31, 2004, the total number and value (based on the closing stock price on such date) of restricted shares held by these executives were: Mr. Harker, 137,500 shares ($976,250); Mr. Daniels, 35,000 shares ($248,500); Mr. Cooley, 27,500 shares ($195,250); Mr. Green, 22,500 shares ($159,750); and Mr. Parrish, 15,000 shares ($106,500). The values given do not reflect the fact that the shares are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

16

(3)

Includes contributions to the Company’s 401(k) Plan, accruals in the Dibrell Deferred Compensation Plan, premiums to fund the Pension Equalization Plan (“PEP”) and Supplemental Executive Retirement Plan (“SERP”), and premiums for Split Dollar Life Insurance and the SERP Disability Insurance for fiscal years 2004, 2003 and 2002 as follows:

Name	Fiscal Year (1)	Corporate Match 401(k) Plan $	Deferred Compensation Plan $	PEP/SERP Premiums $	Split Dollar Life Premium $	SERP Disability Premium $	Total $
________________	_____	___________	__________	_________	__________	_________	_______
Brian J. Harker	2004	2,500	0	71,010	49,577	7,708	130,795
	2003	4,000	0	71,010	49,823	7,708	132,541
	2002	4,000	0	71,473	49,994	7,708	133,175

Steven B. Daniels	2004	2,484	0	58,354	12,358	2,840	76,036
	2003	4,617	0	58,354	12,395	2,840	78,206
	2002	3,650	0	57,915	12,430	2,840	76,835

James A. Cooley	2004	2,900	0	50,849	23,606	2,839	80,194
	2003	4,100	0	50,849	23,723	2,839	81,511
	2002	3,600	0	50,768	23,804	2,839	81,011

H. Peyton Green	2004	2,932	23,664	50,118	26,139	3,298	106,151
	2003	4,090	23,664	50,118	26,235	3,298	107,405
	2002	3,460	23,664	50,132	26,351	3,298	106,905

Thomas C. Parrish	2004	3,000	0	27,326	18,131	1,625	50,082
	2003	4,300	0	27,326	18,183	1,625	51,434
	2002	2,975	0	24,617	18,239	1,625	47,456

(1)	Fiscal year 2004: July 1, 2003 to March 31, 2004 (9 months). Fiscal year 2003: July 1, 2002 to June 30, 2003. Fiscal year 2002: July 1, 2001 to June 30, 2002.
Stock Option Grants and Exercises in Last Fiscal Year

The following table sets forth information on stock options granted to the named executives during fiscal year 2004 under the Company’s Prior Plan, all of which were granted on August 26, 2003.

Stock Option Grants in Last Fiscal Year

	Individual Grants
	_________________________________________________________________________________
	Options/SARs Granted (1)	% of Total Options Granted to All Employees		Exercise or Base Price	Expiration Date		Grant Date Present Value (2)
	______________	___________________		_____________	_________________		___________________
Brian J. Harker	70,000	11.7		$6.95	8/26/13		$183,400
Steven B. Daniels	20,000	3.4		$6.95	8/26/13		$ 52,400
James A. Cooley	17,500	2.9		$6.95	8/26/13		$ 45,850
H. Peyton Green	12,500	2.1		$6.95	8/26/13		$ 32,750
Thomas C. Parrish	12,500	2.1		$6.95	8/26/13		$ 32,750
______________

(1)							Option grants consisted of incentive and nonqualified stock options. These grants become exercisable on August 26, 2006.

(2)

The exercise price was set at the closing price of DIMON common stock on the date of the grant. Utilizing the Black-Scholes valuation method, a value of $2.62 per share was determined. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange traded options. However, stock options granted under the plan differ from exchange traded options in three key respects: the options are long-term, nontransferable and subject to vesting restrictions, while exchange traded options are short-term and can be exercised or sold immediately in a liquid market. In applying the Black-Scholes pricing model, the Company has assumed an option term of ten years, an annual dividend yield for the Company’s common stock of 4.32%, a riskless rate of return of 4.21%, and a stock price volatility of 52.58%. No adjustment has been made to reflect the non-transferability of incentive stock options or the limited transferability of non-qualified stock options granted under the plan. Consequently, because the Black-Scholes Model is adapted to value

17

the options set forth in the table and is assumption-based, it may not accurately determine the grant date present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

The following table sets forth information with respect to the named executive officers concerning the exercise of options during fiscal year 2004 and unexercised options and SARs held by them on March 31, 2004.

Option/SAR Exercises in Last Fiscal Year (1) Fiscal Year-End Option/SAR Value

	Shares Acquired on Exercise #	Value Realized $	Number of Unexercised Options & SARs at Fiscal Year End Exercisable/Unexercisable (2) #	Value of Unexercised In-the-Money Options & SARs at FiscalYear End Exercisable/Unexercisable (2) (3) $
	________________	___________	_________________	________________________________
Brian J. Harker	0	0	218,000/210,000	378,925/68,600
Steven B. Daniels	0	0	113,000/115,000	210,850/44,800
James A. Cooley	0	0	88,498/97,500	202,900/36,050
H. Peyton Green	0	0	98,600/67,500	160,125/26,950
Thomas C. Parrish	0	0	21,700/28,500	34,293/10,150
________________
(1)	Fiscal year 2004: July 1, 2003 to March 31, 2004 (9 months).

(2)

The options represented as unexercisable could not be exercised by the named executive on March 31, 2004, and future exercisability is dependent upon the named executive remaining in the employ of the Company until the vesting date, which is up to three years from the grant date.

(3)	At fiscal year end March 31, 2004, the market value of the Company’s common stock was $7.09.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION as of Fiscal Year-End (1)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c) (2)
________________	________________________	_______________________	_______________________________
Equity Compensation Plans Approved by Security Holders	4,334,148	9.52	2,384,928

Equity Compensation Plans Not Approved by Security Holders	0	Not Applicable	0

Total	4,334,148	9.52	2,384,928
________________
(1)

The Prior Plan provided that a maximum of 4,266,229 shares of DIMON common stock may be issued pursuant to the plan, which number was increased annually by three percent (the “Replenishment Percentage”) of the amount, if any, by which the total number of shares of DIMON common stock outstanding as of the last day of DIMON’s fiscal year exceeded the total number of shares of DIMON common stock outstanding as of the first day of such fiscal year, excluding for such purposes shares of DIMON common stock issued under the Prior Plan.  As of November 6, 2003, the shareholders approved the 2003 Incentive Plan, which provides that an additional 2,200,000 shares are available for issuance pursuant to such plan.

(2)	The 2003 Incentive Plan allows for certain of these shares to be issued in the form of restricted stock grants.
18

Employment and Consulting Agreements & Certain Business Relationships

Messrs. Harker and H. Peyton Green currently have employment agreements with the Company that were entered into prior to the reorganization of Dibrell Brothers and Monk-Austin in April 1995. The agreements provide for the employment of Messrs. Harker and Green until October 31, 2003. The agreements are renewable for successive one-year terms.  The agreements may be terminated early in certain circumstances.

Under the agreements, Messrs. Harker and Green are entitled to annual base salaries of $250,000 and $155,000, respectively, subject to increases, and are eligible for cash payments under the Company’s Management Incentive Plan. The agreements also provide for (1) an annual supplemental retirement benefit equal to 50 percent of the executive officer’s average base salary for a period of up to ten years upon termination of the agreements for reasons other than death, disability or cause; (2) an annual death benefit equal to 25 percent of the executive officer’s average base salary payable to a beneficiary designated by the executive for a period of up to five years; and (3) annual disability payments under the Long-Term Disability Plan.

The agreements further provide that from the time of termination of the executive’s employment (other than by virtue of death or for cause) until his death, he will be entitled to participate in any group health plan or program provided by the Company at the time of termination, and the Company must use its best efforts to provide the executive with an individual health insurance policy if he is unable to participate in the existing plan.

The agreements may be terminated by the Company for cause or by the officer for “good reason,” generally related to a failure by the Board to elect the officer to a responsible executive position, material modifications of the officer’s duties, functions and responsibilities, or breach of the agreement by the Company.

In the event of termination of employment by the Company other than for cause, by the executive for good reason or upon the expiration of the agreement, each agreement provides that the executive officer will be entitled to receive a special severance benefit for a period of one year after the time of termination equal to a maximum of his base salary and incentive payments for the employment year just completed. The agreements further provide for the reimbursement by the Company of reasonable business expenses. The Company is obligated to pay additional amounts for any taxes the executive officers would have to pay with respect to any parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended.

Messrs. Hines and Monk also had employment agreements with the Company prior to their retirements, effective July 1, 1996 and December 31, 1999, respectively. Under his employment agreement, Mr. Hines was entitled to receive an annual retirement benefit of $180,000 through 2008.  Effective July 1, 2003, with the approval of the Board’s Committee on Executive Compensation, the Company and Mr. Hines agreed to decrease the amount of those payments but continue to pay them for a longer term.  As a result, Mr. Hines will now be entitled to receive annual payments of $120,000 through October 31, 2011.  Based on a present value calculation by independent consultants, the present value of the modified payments is substantially equivalent to Mr. Hines’ prior benefits. Mr. Monk is entitled to receive an annual retirement benefit of $190,000 through 2009 under the terms of his employment agreement. Thereafter, Mr. Monk will be entitled to his SERP retirement benefit.

Mr. C. Richard Green, Jr. is a non-executive director of ITC Limited, a company in India in which British American Tobacco has a minority interest and with which DIMON does an immaterial amount of business.

Cash Balance Plan

The DIMON Incorporated Cash Balance Plan (the “Cash Balance Plan”), which was effective as of July 1, 1996, includes all full-time active U.S. employees of DIMON and its subsidiaries.  Benefits under the Cash Balance Plan are determined by age and years of credited service.  Benefits are payable as a lump sum or on an annuity basis.

Under the Cash Balance Plan each participant has an account balance that represents his or her benefit under the Cash Balance Plan. The participant’s initial account balance equals the present value of his or her benefit earned through June 30, 1996, under the former Retirement Plan. Benefit accruals earned after June 30, 1996, are credited annually to the participant’s account and are comprised of the sum of two components: retirement credit and interest credit.

19

The following table summarizes the annual retirement credit provided to participants in the Cash Balance Plan.

Combined Age and Years of Service	Annual Retirement Credit
_________________	________________________
<40	3.5% of annual earnings
40-49	4.0% of annual earnings
50-59	5.0% of annual earnings
60-69	6.0% of annual earnings
70-79	7.0% of annual earnings
>80	8.0% of annual earnings

The interest credit is equal to the annual interest rate times the participant’s account balance at the end of the previous year.  The interest rate, which is equal to the yield on the One Year Treasury Constant Maturity Bond plus 1%, is computed at the beginning of the plan year and is used throughout the plan year.  The annual interest rate credit for calendar year 2004 is 2.34%.

Benefits earned under the Cash Balance Plan vest after five years of service. The Cash Balance Plan limits the pay that is used in determining the annual retirement credit. The limit is $205,000 for calendar year 2004. A limit is also imposed on the amount of benefit payable to the participant from the Cash Balance Plan.

Benefits under the Cash Balance Plan are payable upon normal retirement (age 65), vested termination or death. A participant may elect to commence benefit payments on the first day of the month that is coincident with or next following the earlier of his or her 55th birthday or the first anniversary of separation of employment. The benefits are payable in the form of a contingent annuity, level annuity or lump sum, which are all actuarially equivalent.

All of the individuals named in the Summary Compensation Table are participants in the Cash Balance Plan. As of March 31, 2004, combined age and credited service for Messrs. Harker, Daniels, Cooley, Green and Parrish equaled 68, 69, 75, 88 and 80, respectively. The estimated annual benefits from the Cash Balance Plan for Messrs. Harker, Daniels, Cooley, Green and Parrish, assuming a four percent annual salary increase, are $67,000, $76,000, $41,000, $64,000 and $25,000, respectively.

Excess Benefit Plan

The Company maintains an Excess Benefit Plan that provides individuals who participate in the Cash Balance Plan the difference between the benefits they could potentially accrue under the Cash Balance Plan considering total compensation and the benefits actually paid as limited by regulations imposed by the Internal Revenue Code. Employees who meet the eligibility requirements of the Cash Balance Plan and are selected by management may participate in this plan. Such benefits are not funded and are expensed by the Company as paid.

Pension Equalization Plan (PEP)

The PEP was established to pay selected employees unreduced early retirement benefits coordinated with benefit payments under DIMON’s Cash Balance Plan. Under the PEP, some participants receive a benefit that, when added to their defined benefit plans, provides them with unreduced benefits if they retire on or after age 55 (with credit to age 65) with 30 years of benefit service. For other participants, the unreduced benefits are available if they retire on or after age 60 (with credit to age 65) with 25 years of benefit service. The PEP also provides individual account-based benefits to employees determined by the Company in its full discretion in amounts likewise determined. In all cases, a participant’s benefits are not fully vested until that participant satisfies a “vesting contribution” provision in the PEP (satisfaction can include a direct contribution, an indirect contribution, a waiver by the Company, any combination of the foregoing, or other measures satisfactory to the Company). All benefits are funded by Company-owned life insurance policies for each participant. The PEP also allows the Company to provide “back-up” benefits to ensure (but not duplicate) benefit payments under other nonqualified retirement plans.

The following table sets forth, as of March 31, 2004, the estimated annual benefits payable as a straight life annuity under the PEP upon retirement at age 65 after specified years of credited service, as defined in the PEP.  In the event of early retirement prior to age 55 and 30 years of service or age 60 with 25 years of service, the following benefits are subject to reduction.

20

Estimated Annual Benefits Payable at Retirement

Final Average Earnings	Years of Credited Service
__________	_________________________________________________________________
	$10 Yrs. $	20 Yrs. $	30 Yrs. $	40 Yrs. $
________	________	________	________	________
180,000	19,800	39,600	59,400	79,200
220,000	24,200	48,400	72,600	96,800
260,000	28,600	57,200	85,800	114,400
300,000	33,000	66,000	99,000	132,000
350,000	38,500	77,000	115,500	154,000
400,000	44,000	88,000	132,000	176,000

The PEP’s normal retirement allowance is stated with reference to the participant’s final average earnings.  A participant’s “final average earnings” are one-fifth of his or her annual earnings during the highest consecutive five-year period within the immediately preceding ten-year period. The term “annual earnings” includes all cash remuneration paid to a participant other than commissions, specified foreign service earnings, and amounts realized under the 2003 Incentive Plan and Prior Plan. Annual earnings are the calendar year equivalent of salary and bonus shown in the Summary Compensation Table.  The participant’s normal retirement allowance is 1.10% of his or her final average earnings multiplied by credited service.

As of March 31, 2004, Messrs. Daniels, Cooley and Green had 22, 22, and 33 years of credited service under the PEP, respectively.  Messrs. Harker and Parrish were not participants in the PEP as of March 31, 2004.

Supplemental Executive Retirement Plan (SERP)

Effective January 1, 1997, the Committee on Executive Compensation recommended and the Board of Directors approved the establishment of the SERP. All benefits are funded by Company-owned life insurance policies for each participant.

The SERP provides an annual retirement benefit equal to 50 percent of the participant’s final average fiscal year cash compensation. The final average fiscal year cash compensation is the average of the three highest years’ cash compensation during the last ten preceding fiscal years. The benefit is payable in the form of a life annuity. The SERP also provides that, upon death, a life annuity equal to 50 percent of the participant’s benefit will be payable to the surviving spouse. Benefits under the SERP do not vest until the participant reaches age 60 and has 20 years of service. Benefits from the SERP are offset by all other Company funded benefits which include the Cash Balance Plan, the PEP, that portion of the 401(k) Plan that is attributable to contributions made to the Monk-Austin Profit Sharing Plan, any other retirement benefit provided by DIMON or subsidiary sponsored retirement plans, or benefits provided under an employment agreement.

STOCK OWNERSHIP

The following table provides information as of May 31, 2004, with respect to the direct and indirect ownership of common stock by (1) each person or group known to the Company to beneficially own more than 5% of the outstanding shares; (2) each director and nominee for director; (3) each executive officer named in the Summary Compensation Table; and (4) all directors, nominees and executive officers of the Company as a group.  On May 31, 2004, there were 45,161,954 shares of DIMON common stock outstanding.

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power	Total Number of Shares (1)	Percent of Class (if more than 1%) (1)
____________________	____________________	____________________	_________________	____________________

Barclays Global Investors, NA. (2) Barclays Global Fund Advisors (2) 45 Fremont Street San Francisco, CA 94105	0	2,184,025	2,252,706	4.99

21

Name of Beneficial Owner	Number of Shares with Sole Voting and Investment Power (1)	Number of Shares with Shared Voting and Investment Power	Total Number of Shares (1)	Percent of Class (if more than 1%) (1)
____________________	____________________	____________________	_________________	____________________
Dimensional Fund Advisors Inc. (3) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	3,107,800	0	3,107,800	6.88

FMR Corp. (4) Edward C. Johnson III (4) Abigail P. Johnson (4) Fidelity Management & Research Company (4) Fidelity Low Priced Stock Fund (4) 82 Devonshire Street, Boston, MA 02109	0	2,869,800	2,869,800	6.35

Franklin Resources, Inc. (5) Charles B. Johnson (5) Rupert H. Johnson, Jr. (5) One Franklin Parkway, San Mateo, CA 94403	0	3,147,201	3,147,201	6.97

Franklin Advisory Services, LLC (5) One Parker Plaza, Sixteenth Floor Fort Lee, NJ 07024

Merrill Lynch & Co., Inc. (6) Merrill Lynch Investment Managers (6) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	0	2,426,300	2,426,300	5.37

Hans B. Amell	10,200	0	10,200
James A. Cooley	121,009	66	121,075
Steven B. Daniels	172,468	468	172,936
R. Stuart Dickson	26,841	0	26,841
Henry F. Frigon	29,200	0	29,200
C. Richard Green, Jr.	4,500	0	4,500
H. Peyton Green III	294,510	2,385	296,895
Brian J. Harker	396,111	1,981	398,092
John M. Hines	81,973	15,700	97,673
James E. Johnson, Jr.	23,950	0	23,950
Thomas F. Keller	24,974	0	24,974
Joseph L. Lanier, Jr.	56,250	0	56,250
Albert C. Monk III	271,150	543,186	814,336	1.80
Thomas C. Parrish	44,662	0	44,662
Norman A. Scher	35,963	0	35,963
William R. Slee	5,867	0	5,867
Martin R. Wade III	20,200	0	20,200

Executive Officers, Directors and Nominees For Director as a group	1,619,828	563,786	2,183,614	4.74
(17 persons)
22

(1)

Includes shares of common stock that may be acquired upon exercise of options that are currently exercisable or will become exercisable within sixty days of May 31, 2004, as follows:  Mr. Amell, 7,250 shares; Mr. Cooley, 88,498 shares; Mr. Daniels, 113,000 shares; Mr. Dickson, 21,250 shares; Mr. Frigon, 21,250 shares; Mr. C.R. Green, 2,250 shares; Mr. H.P. Green, 98,600 shares; Mr. Harker, 218,000 shares; Mr. Hines, 72,650 shares; Mr. Johnson, 21,250 shares; Dr. Keller, 21,250 shares; Mr. Lanier, 46,250 shares;  Mr. Monk, 127,750 shares; Mr. Parrish, 21,700 shares; Mr. Scher, 21,250 shares; Mr. Slee, 2,250 shares; Mr. Wade, 12,250 shares; and the officers, directors and nominees as a group, 916,698 shares.

Also includes restricted shares of common stock held as of May 31, 2004, as follows: Mr. Cooley, 27,500 shares; Mr. Daniels, 35,000 shares; Mr. H.P. Green, 22,500 shares; Mr. Harker, 137,500 shares; Mr. Parrish, 15,000 shares; and Messrs. Amell, Dickson, Frigon, C. R. Green, Hines, Monk, Scher, Slee and Wade, 2,250 shares each. The shares awarded to executive officers are restricted for three years from the date of the award, provided the recipient remains in the employ of the Company. The shares awarded to non-employee directors are restricted for one year from the date of the award, provided the recipient remains on the Board of the Company. Each of the recipients retains the right to vote the shares and receive any dividends on the shares until the shares are forfeited. The restricted shares cannot be transferred or assigned before they vest.

(2)

According to a Schedule 13G filed on February 17, 2004, and reporting information as of December 31, 2003, the shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.  The Schedule 13G reports that Barclays Global Investors, NA. has the sole power to vote and dispose of 1,423,320 shares and beneficially owns 1,492,001 shares; Barclays Global Fund Advisors has the sole power to vote and dispose of 760,705 shares.

(3)

According to an amended Schedule 13G filed on February 6, 2004, and reporting information as of December 31, 2003, Dimensional Fund Advisors Inc. is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”).  In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares; however, all shares are owned by the Funds and Dimensional disclaims beneficial ownership of such shares.

(4)

According to an amended Schedule 13G filed on February 17, 2004, and reporting information as of December 31, 2003, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 2,869,800 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (collectively, the “FMR Funds”).  The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,869,800 shares.

Edward C. Johnson III, FMR Corp. (through its control of Fidelity), and the FMR Funds each has sole power to dispose of shares owned by the FMR Funds.  Neither FMR Corp. nor Edward C. Johnson III, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the FMR Funds, which power resides with the FMR Funds’ Boards of Trustees.

Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49.0% of the voting power of FMR Corp.  Mr. Johnson III owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp.  Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(5)

According to an amended Schedule 13G, filed February 10, 2004, and reporting information as of December 31, 2003, these shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the “Adviser Subsidiaries”) of Franklin Resources, Inc. (“FRI”).  The advisory contracts grant the Adviser Subsidiaries all investment and/or voting power over the securities owned by the advisory clients.  Therefore, the Adviser Subsidiaries may be deemed to be the beneficial owner of these shares.

Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10.0% of the outstanding common stock of FRI and are the principal shareholders of FRI. Therefore, FRI and the Principal Shareholders may be deemed to be the beneficial owner of securities held by persons and entities advised by FRI subsidiaries.

23

FRI, the Principal Shareholders and the Adviser Subsidiaries disclaim any economic interest or beneficial ownership of these shares and are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act.  The amended Form 13G reports that Franklin Advisory Services, LLC has the sole power to vote and the sole power to dispose of 3,144,200 shares and that Franklin Private Client Group, Inc. has the sole power to dispose of 3,001 shares.

(6)

According to an amended Schedule 13G filed on January 27, 2004, and reporting information as of December 31, 2003, Merrill Lynch & Co., Inc. (“ML&Co.”) is a parent holding company.  Merrill Lynch Investment Managers (“MLIM”) is an operating division of ML&Co’s indirectly-owned asset management subsidiaries.  The following asset management subsidiaries hold certain of the 2,426,300 shares: FAM D/B/A Mercury Advisors, Federated Investment Management Co., Merrill Lynch Investment Managers, L.P., and Merrill Lynch Investment Managers, LLC.  The amended Form 13G reports that Merrill Lynch Investment Managers shares the power to vote and dispose of 2,426,300 shares.

24

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return for DIMON common stock from June 30, 1999 to March 31, 2004, to the total returns for the S&P 500 Index, the S&P SmallCap 600 Index, and an index of peer companies selected by the Company for the same period. The companies in the peer group are Standard Commercial Corporation and Universal Corporation.  The graph assumes an investment of $100 in common stock and in each index as of June 30, 1999, and that all dividends are reinvested.

	CUMULATIVE TOTAL RETURN
	Fiscal Year Ended
	June 1999	June 2000	June 2001	June 2002	June 2003	March 2004
DIMON	100.00	43.85	214.63	152.82	164.99	168.93
S & P 500	100.00	107.25	91.34	74.91	75.10	87.94
S & P SMALLCAP 600	100.00	114.38	127.10	127.45	122.88	160.42
PEER GROUP	100.00	72.13	178.75	167.75	184.41	216.17

*$100 invested on June 30, 1999 in stock or index, including reinvestment of dividends. Due to a change in fiscal year end, the 2004 fiscal year consists of nine months.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
25

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company.  The same persons are also required to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were met.

OTHER MATTERS

On this date, the Company is not aware of any matters to be presented for action at the meeting other than as stated in this notice.  However, if any other matters requiring a vote of shareholders are properly presented at the meeting, it is intended that proxies in the accompanying form will be voted on such other matters in accordance with the judgment of the persons voting such proxies.

ANNUAL REPORT

The annual report, including consolidated financial statements of the Company and its subsidiaries for the fiscal year ended March 31, 2004, is being mailed to shareholders with this proxy statement on or about July 14, 2004.

By Order of the Board of Directors

/s/ T. C. Parrish
_________________________________________________________
T. C. Parrish
Secretary
July 14, 2004

26

APPENDIX A

AUDIT COMMITTEE
Charter and Mandates

PURPOSE

The primary function of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of DIMON Incorporated ("DIMON") is to assist the Board in fulfilling its oversight responsibilities with respect to the integrity of the financial statements of the company, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and   the performance of the company’s internal audit function and independent auditors.  Further, the Committee is charged with preparing the report of the Audit Committee to be included in the Company’s annual proxy statement.

AUTHORITY

The Committee is formed by Board Resolution pursuant to Article VI Section 2 of the Bylaws.  Changes to the Committee’s Charter and Mandates must also be made by Board Resolution.  The Committee will act only as a committee, with individual members possessing no power to act on their own.

The Committee shall be given the resources and authority to conduct investigations into any matters within the scope of its responsibilities.  The Committee shall have the authority to call before it management and other employees of DIMON involved in financial or internal control matters.  Further, the Committee shall have the authority and resources necessary to engage financial and internal control experts, including independent public accountants other than DIMON's independent auditor, counsel, including counsel other than DIMON's regular counsel, and other consultants as it deems reasonably necessary to assist it in carrying out its responsibilities.  The Committee shall also be provided with the funding for ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP CRITERIA

The Committee shall be composed of not less than three members of the Board.  All members of the Committee shall meet the requirements of the New York Stock Exchange ("NYSE"), the SEC and any other applicable legal or regulatory requirement concerning (1) independence (including restrictions concerning employment relationships, business relationships, family relationship, and cross compensation committee links), and (2) financial literacy.  Further, at least one member of the committee shall have the accounting or related financial management expertise to be considered a financial expert.

Determination that a director meets the financial literacy and/or financial expert requirements for audit committee service will be made by the Board in its business judgment.  In making such determinations, the Board will consider the financial expert qualifications set forth in SEC Release 33-8177 and related  pronouncements.

APPOINTMENT OF MEMBERS AND CHAIRMAN

The Board of Directors will appoint both the members and the Chairman of the Committee. The appointments will be made at each Annual Meeting of the Board or when successors are required.

If an Audit Committee member simultaneously serves on the audit committee of more than three public companies, the Board must determine that such simultaneous service would not impair the ability of the director to effectively serve on the Company’s Audit Committee and disclose such determination in the annual proxy statement.

REMOVAL OF MEMBERS AND CHAIRMAN

In accordance with Article VI Section 7 of the Bylaws, any member of the Committee, including the Chairman, may be removed by majority vote of the Directors then in office.

VACANCIES

In accordance with Article VI Section 8 of the Bylaws, any vacancy may be filled by majority vote of the Directors then in office.

A-1

MEETINGS

Frequency – To perform its oversight function, the Committee shall meet at least four times annually or more frequently as circumstances dictate.  The Committee shall meet separately periodically in executive session with each of the independent auditor, the internal auditor and management.  The Committee shall meet privately as a committee as necessary to discuss any matters that the Committee believes should be discussed without the presence of management.

Notice – In accordance with Article V Section 6 of the Bylaws, notice of Committee meetings will be provided at least 24 hours in advance of the meeting.  Meetings may be held at any time without notice if the members waive the notice requirement by attendance at the meeting or otherwise.

Forum – The Committee may meet in person, by telephone, or by other communication’s facility.

Quorum – A quorum shall consist of a majority of the Committee members. Action by a majority of the members shall constitute action by the Committee.

Chairman – In the absence of the Chairman, the Committee will designate by majority vote of the members present another member to serve as Acting Chairman of the meeting.

REPORTING

Minutes of each meeting shall be prepared and distributed to the Committee. The Committee shall report on each of its proceedings to the Board at the next regular meeting of the Board.

MINUTES

The Secretary of the Company, or his designate, will keep minutes of all Committee meetings.

MANDATES

To fulfill its purpose, the committee shall have the following basic duties and such other activities the Committee deems necessary:

Financial Reporting

●

Management and the independent auditor shall review with the Committee the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K). This review will include the company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

●

The Committee shall review and discuss with management and the independent auditor any significant accounting matters that arise on an interim basis as well as the unaudited financial statements to be included in the Company’s Quarterly Report on Form 10-Q.  This review will include the company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

●

The committee will review with the independent auditor 1) all critical accounting policies and practices used, including any significant changes in accounting principles, 2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the ramification of such treatment, and the treatment preferred by the independent auditor, and 3) other material communications between the independent auditor and management such as the management letter and any accounting adjustments proposed.

●

The Committee shall review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

A-2

Independent Auditor

The Committee shall be guided by the premise that the independent auditors are ultimately accountable to the Committee. The Committee is directly responsible for selecting, overseeing and evaluating, compensating and, where appropriate, replacing the independent auditor.

●

The Committee shall pre-approve all audit engagement fees and terms as well as all statutory engagements performed by any audit firm and all permissible non-audit services to be provided by the independent auditors.

●	The Committee shall evaluate the independent auditors qualifications, performance and independence. As part of such evaluation, at least annually, the Audit Committee shall:

●

obtain and review a report from the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the firm’s most recent quality control review or peer review of the firm or an inquiry or investigation by any governmental or professional authority in the preceding five years with respect to any audit carried out by the firm, and any actions taken by the firm to handle any such issues raised.

	●	obtain and review a report from the independent auditor delineating all relationships between the independent auditor and DIMON.

	●	assess if the performance of permissible non-audit services is compatible with their independence.

	●	review and evaluate the lead partner of the independent auditor and ensure that rotation of the independent auditors’ partners satisfies regulatory requirements.

●	The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit

●

The Committee shall review annually the scope of activities, staffing, results and effectiveness of the Company’s Internal Audit function and advise management of such changes to the Internal Audit function as the Committee deems appropriate.

●

Further, the Committee shall review periodically the qualifications of the Internal Audit function and concur in the appointment, replacement, reassignment or dismissal of DIMON's Chief Audit Executive.  The Committee shall review the Internal Audit function as to its independence and authority of its reporting obligations.

●	The Committee shall also review the department’s annual audit plan and the results of the audits and obtain explanations for any significant deviations from the original plan.

Internal Control and Risk Management Matters

●

Management, the independent auditor and the Company’s internal auditors shall review with the Committee the adequacy and effectiveness of the accounting and financial controls of the Corporation.  The Committee shall elicit recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

●

Management, the independent auditor and the Company’s internal auditors shall discuss with the Committee significant financial risks or exposures.  Further, the Committee will discuss policies with management with respect to risk assessment and risk management and shall assess the steps management has taken to minimize such risks to the Company.

●

The independent auditor and internal auditors shall review with the Committee any significant findings and recommendations together with management’s response.  The Committee shall satisfy itself that management has taken any necessary corrective actions on a timely basis.

A-3

Compliance

●

Management shall review with the Committee the effectiveness of the Company’s system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any instances of noncompliance.

●	Management, general counsel, and the tax director shall periodically update the Committee regarding compliance with laws and regulations.

●	The Committee shall be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.

●	The Committee shall review the findings of any examinations by regulatory agencies.

●	Management shall review with the Committee the code of conduct and the plan to ensure that all employees are aware of it, as well as the program for monitoring compliance.

●	The Committee shall periodically obtain updates from management and the Company’s general counsel regarding compliance with the Company’s code of conduct.

●

The Committee will establish procedures covering the receipt, retention and treatment of complaints received by the company regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing concerns.

●	The Committee shall review with the Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements.

●	The internal auditor shall review with the Committee the Executive Officers’ expense accounts and use of corporate assets.

Other Responsibilities

●

The Committee will report to the full board any issues that arise with respect to the quality and integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the performance of the independent auditors and the performance of the internal auditors.

●	The Committee shall perform a review and evaluation of the Committee’s own performance.

●	The Committee shall annually review the provisions of this Charter and recommend to the Corporate Governance & Nominating Committee any appropriate changes.

●	The Charter as revised periodically will be published on the Company’s public website.

CONSISTENCY WITH ARTICLES OF INCORPORATION, BYLAWS

To the extent that any provision or section of this Charter may be inconsistent with any article, provision or section of the Articles of Incorporation or the Bylaws of the Corporation, the Articles of Incorporation or the Bylaws, as appropriate, shall fully control.

CERTIFICATION

This Audit Committee Charter was duly approved, with an effective date of April 1, 2004, by the Board of Directors of DIMON on the 26th day of February 2004.

/s/ Thomas C. Parrish
_________________________________________________________
Thomas C. Parrish
Secretary

A-4

^ FOLD AND DETACH HERE^
_____________________________________________________________________________________________________________________________

PROXY PROXY
DIMON INCORPORATED 512 BRIDGE STREET P. O. BOX 681 DANVILLE, VIRGINIA 24543

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mr. R. Stuart Dickson, Mr. Joseph L. Lanier, Jr., and Mr. William R. Slee, or any one of them acting singly, proxies for the undersigned, with full power of substitution, to act and vote with the powers the undersigned would possess if personally present at the 2004 Annual Meeting of Shareholders of DIMON Incorporated to be held August 26, 2004, at 10:00 A.M., at the Carrington Conference Center, 503 Bridge Street, Danville, Virginia, and at any and all adjournments thereof.

1. ELECTION OF DIRECTORS (mark only one box) ________ FOR all nominees listed below (except as marked to the contrary below). ________ WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: Hans B. Amell, C. Richard Green, Jr., Albert C. Monk III, Norman A. Scher, Martin R. Wade III

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.

_____________________________________________________________________________________________________________________________

The Board recommends a vote "FOR" the foregoing proposal.

Please sign and date on reverse side.

^ FOLD AND DETACH HERE^
_____________________________________________________________________________________________________________________________

When properly executed and delivered, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the directors listed in Item One.  Proxies for the undersigned will have discretionary authority to vote in accordance with the recommendations of the Board of Directors on all other matters that properly come before the meeting.

Dated __________________________________________ , 2004

SHAREHOLDER'S SIGNATURE

Please sign exactly as the name appears on this card. Only one of several joint owners need sign. Fiduciaries and Corporate Officers should give full title.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.